Exhibit 10.6.3


March 18, 1998


Angela Braly, Esq.
Interim General Counsel
Blue Cross and Blue Shield of Missouri
1831 Chestnut Street
St. Louis, Missouri 63103

RE:  BLUE CROSS AND BLUE SHIELD LICENSE AGREEMENTS

Dear Angela:

Enclosed please find copies of the current Primary and Controlled Affiliate License Agreements for the Blue Cross and the Blue Shield names and service marks (the "Marks").
Please have the appropriate people execute these documents and send two original signed versions of each of them back to me.

Also, please have the appropriate person at the Plan sign where indicated at the end of this letter to acknowledge that BCBSA's Board of Directors conditioned the grant of these licenses upon the following terms and that the Plan agrees to these terms:

     1. The Plan on its own behalf and on behalf of its Controlled Affiliates releases and forever discharges BCBSA, the Member
          Plans, their predecessors, successors,
          parents, subsidiaries, affiliates,
          assigns, agents, directors, officers,
          attorneys, or employees, from and
          against all actions, causes of action,
          claims, suits, debts, damages,
          liabilities, judgments, and demands
          whatsoever, whether matured or
          unmatured, whether at law or in equity,
          whether known or unknown, whether fixed
          or contingent, whether liquidated or
          unliquidated, and whether choate or
          inchoate that the Plan or any of its
          Controlled Affiliates has or may have
          had at any time prior to and including
          the date of this agreement relating to
          the termination of their prior licenses
          to use the Marks.

     2.   The Plan and its Controlled Affiliates
          are not required to provide notice to
          any of their customers or to pay any
          termination fee as a result of the
          termination of their prior licenses to
          use the Marks, as might otherwise be
          required under those licenses.

     3.   The Plan shall continue to provide
          BCBSA's General Counsel with updates on
          litigation relating to the
          reorganization of the Plan and its
          Controlled Affiliates and the Plan's
          status as a mutual benefit corporation
          and with copies of all related
          pleadings.

     4. The Plan on its own behalf and on behalf of its licensed Controlled Affiliates warrants and represents that they are in compliance with all of BCBSA's requirements and that there is no imminent risk of dissolution of the Plan or any of its licensed Controlled
          Affiliates.  If at any time after the
          effective date of this Agreement the
          Plan becomes aware of any event that
          indicates the Plan or any of its
          licensed Controlled Affiliates is in
          imminent danger of dissolution, the Plan shall immediately notify BCBSA's General
          Counsel in writing.

     5.   Effective upon execution of this
          agreement and the attached Primary and
          Controlled Affiliate License Agreements,
          (i) all existing temporary licenses of
          the Plan and its Controlled Affiliates
          to use the Marks are terminated, and
          (ii) the attached Primary and Controlled
          Affiliate License Agreements are
          reinstated as if a suit seeking
          dissolution of the Plan had been served
          but the 130 day period for automatic
          termination contained in paragraph
          15(a)(vii) of the licenses tolled. This tolling shall continue as long as the current stay of proceeding entered on December 30, 1996 by the Circuit Court of Cole County Missouri in the litigation involving the Plan, the
          Missouri Attorney General, and the
          Missouri Insurance Commissioner remains
          in full force in effect.  In the event
          that this stay of proceeding is no
          longer in effect or is modified in any
          way, then the 130 day period for
          automatic termination shall commence to
          run, and no longer be tolled, starting
          on the date of such change to, or
          elimination of, the stay. If the 130 day period elapses without the Association's
          Board of Directors having taken
          affirmative action to extend the tolling period, the Licenses from BCBSA to the Plan and all its Controlled Affiliates shall automatically and immediately terminate.


                             -2-
     6.   The above terms are in addition to and
          supersede any contrary terms in the
          attached Primary and Controlled
          Affiliate License Agreements.

Please return a signed copy of this letter to me along with the signed copies of the licenses.



Very truly yours,


/s/ Mark A. Orloff



Mark A. Orloff



BLUE CROSS AND BLUE SHIELD OF MISSOURI

By: _________

Title: _________

Date: ________